NORTHWEST BIOTHERAPEUTICS, INC.
FORM OF LOAN AGREEMENT and
FORM OF PROMISSORY NOTE

US $____________	___, 2009

SECTION 1.   GENERAL.

__________________ (the “Holder”) hereby grants to Northwest Biotherapeutics, Inc., a Delaware company (the “Maker” or the “Company”) a convertible loan of $_______________ Dollars (US$_____________) (the “Principal Amount”) on the terms and conditions set forth in  this Loan Agreement and Promissory Note (this “Note”).  Holder will deliver the Principal Amount to the Company promptly following execution of this Note, in US dollars in immediately available funds, at the account notified to Holder by the Company. The Principal Amount will bear interest from the date hereof until repaid, at an annualized rate of six percent (6%) per annum (the “Interest”).  The term of this Note will be two years (2) years from the date hereof.  Subject to exercise by Maker or its assigns of the conversion rights set forth in Section 5 hereof,  the Company hereby promises to pay or deliver to the order of Holder, on March ___, 2011 (the “Maturity Date”), or such earlier date as may be applicable under Sections 2 or 4 hereof, the Repayment Amount (a) wholly or partly in US Dollars in immediately available funds, at the account notified to the Company by Holder or its assigns, and/or (b) wholly or partly in common stock of the Company, at the election of the Company pursuant to Section 5 hereof.  The Principal Amount together with interest from the date hereof to the Maturity Date together constitute  the “Repayment Amount.”

SECTION 2.   PRE-PAYMENT.

Subject to the conversion rights set forth in Section 5 hereof, this Note may be pre-paid in whole or in part prior to the Maturity Date, at the election of the Maker in its discretion.

SECTION 3.   DEFAULT PAYMENT.

Upon the occurrence of an Event of Default (as defined in Section 4 hereof) after notice and opportunity for cure as provided in Section 15.1 hereof (“Event of Default”), default payments will become due and payable on any unpaid Repayment Amount that remains outstanding after the applicable Maturity Date (the “Default Principal”). The default payments will be assessed on a monthly basis at the end of each month or partial month in which any Default Principal remains outstanding, and will be pro rated if the Default Principal is repaid by the Maker during a month.  The amount of such default payments (the “Default Payments”) will be equal to the lowest of (i) 0.25% percent of the Default Principal per month that such Default Principal remains outstanding, representing an annualized rate of Default Payments of three percent (3%) per annum, (ii) the maximum rate permitted under applicable rules and regulations of the United States Small Business Administration (“SBA”), or (iii) the maximum rate permitted under applicable law. Accrual of such Default Payments will commence upon the occurrence of an Event of Default and continue until such Event of Default is cured or waived.

SECTION 4.   DEFAULTS.

4.1         Definitions.  Each occurrence of any of the following events will constitute an “Event of Default”:

(a)           if a default occurs in the payment of any Repayment Amount, or other amounts due under this Note, whether at the due date thereof or upon acceleration thereof, and such default remains uncured for fifteen (15) business days after written notice thereof from Holder;

(b)           if any representation or warranty of Maker made herein will have been false or misleading in any material respect, or will have contained any material omission, as of the date hereof;

(c)           if a material default occurs in the due observance or performance on the part of Maker of any covenant or agreement to be observed or performed pursuant to the terms of this Note and such default remains uncured for fifteen (15) business days after written notice thereof from Holder;

(d)           if Maker (i) discontinues its business, (ii) applies for or consent to the appointment of a receiver, trustee, custodian or liquidator of Maker or any of its property, (iii) makes a general assignment for the benefit of creditors, or (iv) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation laws or statutes, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

(e)           if there is filed against Maker an involuntary petition seeking reorganization of Maker or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect (any of the foregoing petitions being hereinafter referred to as an “Involuntary Petition”) and such Involuntary Petition will not have been dismissed within ninety (90) days after it was filed;

4.2         Remedies on Default.

(a)           Upon each and every such Event of Default and at any time thereafter during the continuance of such Event of Default: (i) any and all indebtedness and related amounts (including, without limitation, Default Payments) due from Maker to Holder under this Note or otherwise will immediately become due and payable; and (ii) Holder may exercise all the rights of a creditor under applicable law.

(b)           In the event that any one or more Events of Default will occur and be continuing, and acceleration of this Note or any other indebtedness or obligation of Maker to Holder will have occurred, Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity and/or other appropriate proceeding.  No right conferred upon Holder by this Note will be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 5.   CONVERSION;  REGISTRATION

5.1  Holder’s Election.   Maker will have the right to elect, in its sole discretion, to pay or deliver on the Maturity Date, or such earlier date as may be applicable under Sections 2 or 4 hereof, the Repayment Amount (a) wholly or partly in US Dollars in immediately available funds, and/or (b) wholly or partly in common stock of the Company through conversion of the Repayment Amount, in whole or in part, into common stock of the Company (the “Conversion Shares”).  Maker will notify Holder of such election no later than ten (10) business days prior to the Maturity Date.  In the event that Maker fails to make an election as provided in this Section 5.1, Maker will be deemed to have elected to pay or deliver the full Repayment Amount in common stock of the Company.

12.2  Conversion Price, Conversion Shares.  The conversion price of the Conversion Shares will be the average of the daily closing price on the US NASD Over the Counter Bulleting Board (the “OTC market”), or other applicable US public market, on each of the five trading days prior to the Maturity Date,  or such earlier date as may be applicable under Sections 2 or 4 hereof  (the “Conversion Price”).  Upon issuance pursuant to this Section 5, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

5.3  Registration.

5.3.1.  Unregistered Shares.   The Conversion Shares will not be registered upon issuance or within any designated timeframe thereafter under the Securities Act of 1933, as amended (the “Securities Act”).

5.3.2  Legends. The certificates evidencing the Conversion Shares may bear the following legend (or a substantially similar legend) and such other legends as may be required by applicable laws of any state or foreign jurisdiction:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

5.3.3   Demand Registration.   If, at any time after issuance of the Conversion Shares, holders of at least 30% of Maker’s unregistered common stock request that Maker file a Registration Statement covering at least 30% of such unregistered common stock, Maker will undertake commercially reasonable efforts, as promptly as practicable, to cause such unregistered common stock to be registered, provided, however, that the Company will not be obligated to effect more than one registration per year under these demand right provisions. Any registration of common stock by Maker must be made using a Form S-1 registration statement, as the common stock of the Company is trading on the OTC Market.

5.3.4    Registration on Form S-3.   If, at any time after issuance of the Converison Shares, Maker becomes eligible to file Registration Statements on Form S-3 (or any equivalent successor short form), the Holders of a majority of the unregistered common stock of Maker will have the right to require Maker to file such a Registration on Form S-3, provided that the anticipated aggregate offering price in each such registration on Form S-3 exceeds $5 million, and provided further that the Company will not be obligated to effect more than two registrations per year under these S-3 registration provisions.

5.3.5    PiggyBack Registration.    Holders will be entitled to unlimited “piggyback” registration rights, with respect to the Conversion Shares, on all registrations of Maker.  Pursuant to such “piggyback registration rights,” if the Company at any time shall register and list any other common stock on any US public market, the Company will simultaneously register and list the Conversion Shares on such US public market, and will maintain such listing on the same basis as such other common stock.

5.3.6   Transfer of Registration Rights.   The registration rights provided herein may be transferred to any transferee permitted under applicable securities laws, provided that Holder provides advance written notice to Maker thereof, and provided that the transferee agrees in writing to be bound by the terms of this Agreement.

5.3.7   Regstration Costs.    Maker will bear all reasonable and customary expenses relating to the preparation and filing of any registrations which Maker is required to undertake pursuant to this Agreement.

SECTION 6.    EXTENSION OF MATURITY.

In the event that the Repayment Amount or any other amounts due under this Note become due and payable on other than a business day, the due date thereof will be extended to the next succeeding business day in the United States. For purposes of the preceding sentence, a business day will be any day that is not a Saturday or Sunday, or a legal holiday in the State of New York in the United States.

 SECTION 7.   ATTORNEYS’ FEES AND COLLECTION FEES.

In the event that all or part of the indebtedness evidenced by this Note is collected at law or in equity, or in bankruptcy, receivership or other court proceedings, arbitration or mediation, or any settlement of any of the foregoing, Maker agrees to pay, in addition to all amounts due and payable hereunder, all costs of collection incurred by Holder in collecting or enforcing this Note, including, without limitation, reasonable attorneys’ fees and expenses actually incurred.

SECTION 8.   WAIVERS, DISPUTES, JURISDICTION.

8.1           Actions of Holder not a Waiver.  No delay by Holder in exercising any power or right hereunder will operate as a waiver of any power or right, nor will any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver or modification of the terms hereof will be valid unless set forth in writing by Holder and then only to the extent set forth therein.

8.2           Consent to Jurisdiction.  Maker hereby submits to the jurisdiction of the state or federal courts sitting in the State of Delaware over any suit, action, or proceeding arising out of or relating to this Note or any other agreements or instruments with respect to Holder. Maker hereby waives, to the fullest extent permitted by law, any objection that Maker may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.  A final, non-appealable judgment in any such suit, action, or proceeding brought in any such courts will be conclusive and binding upon Maker, and may be enforced in any court in which Maker is subject to jurisdiction by a suit upon such judgment, provided that service of process is effected upon Maker as provided in this Note or as otherwise permitted by applicable law.

8.3           Waiver of Jury Trial.  MAKER WAIVES ANY RIGHTS IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN MAKER AND HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE LOAN.

8.4           Service of Process.  Maker hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by delivery of a copy thereof by certified mail, postage prepaid, return receipt requested, to Maker, and/or by delivery of a copy thereof to a registered agent of Maker.  Refusal to accept delivery, and/or avoidance of delivery, will be deemed to constitute delivery.  Nothing in this Section 7.4 will affect the right of Holder to serve process in any manner otherwise permitted by law or limit the right of Holder otherwise to bring proceedings against Maker in the courts of any applicable jurisdiction or jurisdictions.

SECTION 9.   COVENANTS.

9.1           Head Office.  So long as this Note will remain outstanding, Maker will maintain its head office in the United States.

9.2           Use of Proceeds.  Maker will use the proceeds from this Note for operating expenses and other obligations of the Company incurred in pursuing the Company’s business plans and strategies inside or outside the U.S. including, without limitation, product rollouts, activities involving facilities and capacity, clinical trial expenses, research and development expenses, expenses related to regulatory filings and processes with the US Food and Drug Administration (“FDA”) or with applicable regulators in various countries outside the US, preparations for commercial delivery of the Company’s products in various countries outside the US, expenses related to filings and processes with US Securities and Exchange Commission (“SEC”) or the London Alternative Investment Market (“AIM”), expenses related to salaries and other general and administrative operations, expenses related to litigation, and expenses of accountants, attorneys, consultants and other professionals.

9.3           SBA Compliance.  So long as any principal or other obligation under this Note remains outstanding, Maker will make no change in its business activity that would render it or any of its business activities non-compliant with SBA regulations and guidelines.  So long as any principal or other obligation under this Note remains outstanding, Maker will provide to Holder, within a reasonable time following a request by Holder, such information as may be necessary for Holder to comply with its reporting obligations to any governmental agency or authority including, without limitation, the SBA.  To the extent that any such information constitutes material non-public information, Holder agrees to keep such information confidential,  and to comply with all applicable securities laws.

SECTION 10.   MAKER’S REPRESENTATIONS AND WARRANTIES.

Except as disclosed in the Maker’s public filings with the SEC, Maker represents and warrants the following:

10.1        Organization, Good Standing and Qualification.  Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the United States, and has all requisite corporate power and authority to carry on its business.  Maker is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, operations, prospects or condition (financial or otherwise).

10.2        Authorization.  The execution, delivery and performance by Maker of this Note, and the transactions contemplated hereunder (including, without limitation, the issuance of common stock pursuant to exercise of the Warrant), have been duly authorized by all requisite corporate action by Maker in accordance with Delaware law.  This Note is a valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcements of creditors’ rights or general principles of equity.

10.3        No Conflicts.  The execution, delivery, performance, issuance, sale and delivery of this Note and compliance with the provisions hereof by Maker will not, to the knowledge of Maker, (a) violate any provision of any law, statute, rule or regulation applicable to Maker or any order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Maker or any of its assets or (b) conflict with or result in any material breach of any of the terms or conditions of any agreement or instrument to which Maker is a party, or give rise to any right of termination, cancellation or acceleration under any such agreement or instrument, or result in the creation of any lien or other encumbrance upon any of the material assets of Maker.

10.4         “Small Business”.
(a)           Small Business Status.  Maker together with its “affiliates” (as that term is defined in Section 121.103 of Title 13 of Code of Federal Regulations (the “Federal Regulations”)) is a “small business concern” within the meaning of the Small Business Investment Act of 1958, as amended (the “Small Business Act” or “SBIA”), and the regulations promulgated thereunder, including Section 121.301(c) of Title 13, Code of Federal Regulations.

(b)           Information for SBA Reports.  Maker has delivered and/or will deliver to Holder certain information, set forth by and regarding the Maker and its affiliates in connection with this Note, on SBA Forms 480, 652 and Part A and B of Form 1031.  This information delivered was true, accurate, complete and correct in all material respects, and any information yet to be delivered will be true, accurate, complete and correct in all material respects, and in form and substance acceptable to Holder.

(c)           Eligibility.  Maker is eligible for financing by Holder pursuant to Section 107.720 of Title 13 of the Federal Regulations and any other SBA regulations.

SECTION 11.   HOLDER’S REPRESENTATIONS AND WARRANTIES

11.1  Accredited Investor.  Holder hereby represents and warrants that Holder has substantial experience in evaluating and investing in securities, and is capable of evaluating the merits and risks of its loan to Maker under this Note and any investment in Conversion Shares, and has the capacity to protect its own interests. Holder is an “accredited investor” within the meaning of Regulation D under the Securities Act.

11.2  Investment Purpose.  This Note is being made for business and investment purposes, and not for household or other purposes.  In the event that Holder exercises any conversion rights prusuan to Section 5 hereof, Holder will be acquiring the Conversion Shares for its own account for investment only, and not with a view towards distribution. Holder is not aware of publication of any advertisement in connection with the Conversion Shares.

11.3  Unregistered Shares.  Holder understands and agrees that, in the event that it exercises any conversion rights pursuant to Section 5 hereof,  the Conversion Shares will not be registered upon issuance or within any designated timeframe thereafter under the Securities Act of 1933, as amended (the “Securities Act”), provided, however, that the Conversion Shares will be subject to certain registration rights as provided in Section 5 hereof.  Holder  also understands and agrees that issuance of the Conversion Shares will be pursuant to an exemption from registration contained in the Securities Act based in part upon Holder’s representations herein.

SECTION 12   INDEMNIFICATION

12.1    Indemnification.

(a)           In addition to all rights and remedies available to Holder at law or in equity, Maker will indemnify Holder and each subsequent holder of this Note, and their respective affiliates, stockholders, limited partners, general partners, officers, directors, managers, employees, agents, representatives, successors and assigns (collectively, the “Indemnified Persons”) and pay on behalf of or reimburse such party for any losses, damages, or expenses, including, without limitation, reasonable attorneys’ fees actually incurred and all amounts paid in investigation, defense or settlement of any of the foregoing which any Indemnified Person may suffer, sustain or become subject to as a result of or in connection with any material misrepresentation in, or material omission from, any of the representations and warranties, or any material breach of any covenant or agreement on the part of Maker under this Note, provided, however, that notwithstanding the foregoing or any other agreement or provision to the contrary, in no event will Maker be liable for indirect or consequential losses or damages of any kind, and in no event will Maker be liable for any losses or damages in excess of the Repayment Amount pursuant to this Note.

(b)           Within five (5) business days after receipt of notice of commencement of any action or the assertion of any claim by a third party, Holder will give Maker written notice thereof together with a copy of such claim, process or other legal pleading of such claim.  Maker will have the right to assist in the defense thereof by representation of its own choosing, at its own expense.

12.2    Survival.  All indemnification rights hereunder will survive the execution and delivery of this Note and the consummation of the transactions contemplated hereunder, for a period of two (2) years, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of Holder and/or any of the Indemnified Persons, or the acceptance by Holder of any certificate or opinion.

SECTION 13.   REPLACEMENT OF NOTE.

Upon receipt by Maker of reasonable evidence of the loss, theft, destruction, or mutilation of this Note, Maker will deliver a new Note containing the same terms and conditions in lieu of this Note.  Any Note delivered in accordance with the provisions of this Section 14 will be dated as of the date of this Note.

SECTION 14.   MISCELLANEOUS.

14.1    Notices.  All notices, demands and requests of any kind to be delivered to any party in connection with this Note will be in writing and will be deemed to be effective upon delivery if (i) personally delivered, (ii) sent by confirmed facsimile with a copy sent by nationally or internationally recognized overnight courier, (iii) sent by nationally or internationally recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Maker:	Northwest Biotherapeutics, Inc.
7600 Wisconsin Avenue
Suite 750
Bethesda, MD 20814
Tel: 240-497-4060
Fax: 240-497-4065
Attention: Alton Boynton
aboynton@nwbio.com

with a copy to:	David Engvall, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, DC 20004-2401
Tel: 202-662-5307
Fax: 202-778-5307
dengvall@cov.com

if to Holder:

with a copy to:

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance with the provisions of this Section.

14.2     Parties In Interest;  Assignment.  This Note will bind and inure to the benefit of Holder, Maker and their respective successors and permitted assigns.  Maker will not transfer or assign this Note without the prior written consent of Holder.  Holder may transfer and assign this note without the prior consent of Maker.

14.3     Entire Agreement.  This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

14.4     Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then (i) such provision will be excluded from this Note,  (ii) the balance of the Note will be interpreted as if such provision were so excluded,  (iii) the balance of the Note will be enforceable in accordance with its terms, and (iv) the parties will negotiate in good faith to amend or add to the provisions of this Note to effectuate as nearly as reasonably practicable, and as nearly as permitted under applicable law, the original intent of the parties with respect to the provision excluded.

14.5     Amendments.  No provision of this Note may be amended or waived without the express written consent of both Maker and Holder, provided, however, that Holder may waive any provision hereof that inures to the benefit of Holder without the prior written consent of Maker.

14.6     Headings.  The section and paragraph headings contained in this Note are for reference purposes only and will not affect in any way the meaning or interpretation of this Note.

14.7     Governing Law.  This Note will be governed by and construed in accordance with the laws of the State of Delaware, other than any rules relating to choice of law.

14.8     Nature of Obligation.  This Note is being made for business and investment purposes, and not for household or other purposes.

14.9     Counterparts.  This Note may be executed and delivered in any number of counterparts, each of which is an original and which, together, have the same effect as if each party had signed the same document.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by its duly authorized person(s) as of the date first written above.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	By:

Name: Alton Boynton	Name:

Title: President	Title: